UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation)
550 South Tryon Street
Charlotte, North Carolina 28202-1803
704-382-3853

1-3382	DUKE ENERGY PROGRESS, LLC	56-0165465
(a North Carolina limited liability company)
410 South Wilmington Street
Raleigh, North Carolina 27601-1748
704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.125% Junior Subordinated Debentures	DUKH	New York Stock Exchange LLC
due January 15, 2073
Duke Energy	5.625% Junior Subordinated Debentures	DUKB	New York Stock Exchange LLC
due September 15, 2078
Duke Energy	Depositary Shares	DUK PR A	New York Stock Exchange LLC
each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On October 30, 2019, Duke Energy Progress, LLC (“DEP”) filed a general rate case with the North Carolina Utilities Commission (the “NCUC”) to request an approximate overall 12.3% increase in annual retail revenues, or approximately $464 million, with an overall rate of return of approximately 7.41% based on approval of a 10.3% return on equity and a 53% equity component of the capital structure. The request is premised upon a DEP North Carolina retail rate base of $10.8 billion as of June 30, 2019, and adjusted for known and measurable changes through February 2020.

While a procedural schedule has not yet been established by the NCUC, hearings are expected to commence in early 2020. DEP requested that the NCUC approve the requested rates to be effective no later than September 1, 2020.

An overview providing additional detail on the filing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Duke Energy Progress Summary of 2019 Rate Case Filing in North Carolina

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: October 30, 2019	By: /s/ David S. Maltz
David S. Maltz
Assistant Corporate Secretary

DUKE ENERGY PROGRESS, LLC
Date: October 30, 2019	By: /s/ David S. Maltz
David S. Maltz
Assistant Secretary